For more information contact:

AT THE COMPANY	FINANCIAL RELATIONS BOARD
Patrick O’Sullivan	Claire Koeneman	Joe Calabrese
Vice President, Finance and Accounting	(Analyst Info)	(General Info)
(617) 247-2200	(312) 640-6745	(212) 827-3772
posullivan@heritagerealty.com

FOR IMMEDIATE RELEASE

HERITAGE PROPERTY INVESTMENT TRUST, INC. REPORTS
RESULTS FOR SECOND QUARTER

Boston, MA…August 9, 2006…Heritage Property Investment Trust, Inc. (NYSE:HTG) (“Heritage” or the “Company”), today reported results of its operations for the three and six months ended June 30, 2006.

FINANCIAL RESULTS

For the three months ended June 30, 2006, Funds from Operations, or “FFO,” a widely accepted measure of REIT performance, was $26.2 million, or $0.54 per share, as compared to $25.9 million, or $0.54 per share, for the same three-month period in 2005.  For the six months ended June 30, 2006, FFO was $57.9 million, or $1.19 per share, as compared to $62.9 million, or $1.32 per share, for the same six-month period in 2005.

Net income attributable to common shareholders was $19.0 million for the three months ended June 30, 2006, or $0.39 per share, as compared to $1.3 million, or $0.03 per share, for the same three-month period in 2005.  Net income attributable to common shareholders was $22.6 million for the six months ended June 30, 2006, or $0.47 per share, as compared to $14.5 million, or $0.31 per share for the same six-month period in 2005.

All per share amounts are stated on a diluted basis.  During the three and six month periods ended June 30, 2006, the Company recorded losses of $4.6 million and $6.7 million, respectively, in connection with the impairment of three shopping centers located in Alabama and one shopping center located in Wisconsin and the early extinguishment of indebtedness with respect to three properties sold.  These losses correspondingly reduced both FFO and net income attributable to common shareholders by $0.09 per share and $0.14 per share for the three and six months ended June 30, 2006, respectively.

The results set forth in this release also reflect the impact of the Company’s previously completed restatement of its financial statements for the three and six months ended June 30, 2005.  For the three and six months ended June 30, 2005, the impact of the tax-offset provision that gave rise to the restatement increased general and administrative expenses by $7.9 million and $4.6 million, respectively.  The increased general and administrative expenses correspondingly reduced both FFO and net income attributable to common shareholders by $0.16 per share and $0.09 per share for the three and six months ended June 30, 2005, respectively.  As previously announced, the tax-offset provision that gave rise to the restatement was eliminated on December 30, 2005.

FFO represents a non-generally accepted accounting principle (GAAP) financial measure.  A table reconciling FFO to net income, the GAAP measure the Company believes to be most directly comparable to FFO, is presented within the consolidated financial statements included in this release.

PROPOSED MERGER WITH CENTRO

On July 9, 2006, the Company entered into an Agreement and Plan of Merger with Centro Saturn LLC, a Delaware limited liability company (“Parent”), and Centro Saturn MergerSub LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“MergerSub”). Parent and MergerSub are affiliates of Centro Properties Group, an Australian publicly-traded real estate company.

Pursuant to the merger agreement, at the effective time of the merger, the Company will merge with and into MergerSub, the Company’s separate corporate existence will cease and MergerSub will survive the merger and continue to exist as a wholly-owned subsidiary of Parent.  In the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held by us, our subsidiaries or MergerSub) will be converted into, and canceled in exchange for, the right to receive $36.15 in cash, without interest and less any applicable withholding taxes, plus, if we have not yet paid our regular dividend on our common stock with respect to the third quarter of 2006, an amount per share equal to $0.525 multiplied by the quotient (provided that if the quotient exceeds one it shall be deemed to equal one) obtained by dividing the number of days between June 30, 2006 and the closing date by 92 (the number of days in the third quarter of 2006), without interest and less any applicable withholding taxes  No dividends will be paid with respect to the Company’s common stock after the completion of the Company’s third quarter.

In addition, in connection with the merger, Parent and MergerSub will offer to each holder of units of limited partnership interest in one of the Company’s operating partnerships, Bradley Operating Limited Partnership, the opportunity to receive in cash, in exchange for each OP unit, an amount equal to $36.15 in cash, plus, if the regular distribution in respect of OP units has not been paid with respect to the third quarter of 2006, an amount equal to $0.525 multiplied by the quotient (provided that if the quotient exceeds one it shall be deemed to equal one) obtained by dividing the number of days between June 30, 2006 and the closing date by 92 (the number of days in the third quarter of 2006), without interest and less any applicable withholding taxes.  Any holder of OP units who either elects not to accept this offer, or fails to submit that holder’s election form in a timely manner, will remain a limited partner in Bradley OP and continue to hold his, her or its OP units with rights, terms and conditions set forth in an amended partnership agreement of Bradley OP to be entered into in connection with the merger.

The merger, which is expected to close during the fourth quarter of 2006, is subject to various closing conditions, including, among other things, the requisite approval of the merger agreement by the holders of a majority of the outstanding common stock of the Company.  The closing of the merger is not subject to a financing condition.

BALANCE SHEET POSITION

As of June 30, 2006, Heritage’s market capitalization was $3.1 billion, including an aggregate of $1.4 billion of indebtedness, resulting in a debt-to-total market capitalization ratio of 44.7%.  Heritage’s indebtedness had a weighted average interest rate of 6.4% with an average maturity of 3.7 years.  Approximately 57.1% of the Company’s total debt is unsecured.  As of June 30, 2006, $231 million was outstanding under the Company’s $400 million line of credit.  On August 1, 2006, the Company repaid in full its $100 million bridge loan with additional borrowings under the Company’s line of credit.

PORTFOLIO OVERVIEW

General

As of June 30, 2006, Heritage had a shopping center portfolio of 159 properties, located in 27 states and totaling approximately 32.6 million square feet of total gross leasable area or “GLA,” of which approximately 27.2 million square feet is Company-owned GLA.  The shopping center portfolio was approximately 92.1% leased as of June 30, 2006.

Leasing Activity

During the second quarter of 2006, the Company executed 152 leases (new and renewed), for 671,000 square feet in the Company’s shopping center portfolio.  In doing so, the Company achieved a 5.5% increase over prior rents on a cash basis from $12.79 per square foot to $13.50 per square foot.  For the first six months of 2006, the Company has signed 301 leases (new and renewed), for 1.6 million square feet in the Company’s shopping center portfolio.  In doing so, the Company achieved a 5.9% increase over prior rents on a cash basis from $10.89 per square foot to $11.53 per square foot.

At June 30, 2006, the percentage of the Company’s portfolio leased was 92.1%.  At March 31, 2006, the Company’s portfolio was 92.0% leased.

Same Property Operating Results

With respect to the properties owned by the Company for the three- and six-month periods ended June 30, 2006 and 2005, our same property net operating income, or “NOI,” was as follows:

Same Property Operating Data
(in thousands)

	Three Months Ended June 30,
	2006	2005
Real estate revenue	$81,255	$81,241
Operating expenses	(23,998)	(22,820)
Net Operating Income	57,257	58,421	(2.0)%
Less: Lease termination income	—	(1)
Net Operating Income, as adjusted	$57,257	$58,420	(2.0)%

Same Property Operating Data
(in thousands)

	Six Months Ended June 30,
	2006	2005
Real estate revenue	$163,995	$163,867
Operating expenses	(48,718)	(48,381)
Net Operating Income	115,277	115,486	(0.2)%
Less: Lease termination income	(49)	(365)
Net Operating Income, as adjusted	$115,228	$115,121	0.1%

A table reconciling the Company’s same property NOI to net income, the GAAP measure the Company believes to be most directly comparable to same property NOI, is presented within the consolidated financial statements included in this release.

Investment Activity

Dispositions

In April 2006, the Company completed the disposition of eight shopping centers in Nebraska and South Dakota, comprising 0.8 million square feet of Company-owned GLA, for $69.4 million, resulting in a gain of $17.4 million. The shopping centers were sold as a portfolio to a single buyer and represented all of the Company’s shopping centers in Nebraska and South Dakota.

In April 2006, the Company completed the disposition of Salem Consumer Square, a shopping center located in Trotwood, Ohio comprising 0.3 million square feet of Company-owned GLA, for $23.1 million, resulting in a gain of $1.3 million.  In connection with the sale, the Company incurred a loss of approximately $1.3 million from a prepayment penalty related to the early extinguishment of the mortgage loan on the shopping center.

In June 2006, the Company completed the disposition of three properties located in Alabama, comprising 0.5 million square feet of Company-owned GLA, for $39.9 million.  The shopping centers were sold as a portfolio to a single buyer and represented all of the Company’s shopping centers in Alabama.  In connection with the sale, the Company recorded a loss of $2.0 million due to the impairment of two of these properties in the first quarter of 2006.  During the second quarter of 2006, the Company recorded an additional impairment loss of $1.4 million on all three properties.  In addition, the Company incurred a net loss of approximately $1.7 million from the early extinguishment of the mortgage loan on two of the shopping centers.

During the six-month period ended June 30, 2006, the Company disposed of two parcels of land in separate transactions for a total purchase price of $0.3 million, resulting in a total gain of $0.2 million.

Development Joint Venture Activity

In May 2006, the Company’s joint venture for the construction of a new approximately 625,000 square foot development to be located in La Vista, Nebraska, completed the sale an 11-acre parcel of land to Cabela’s, a leading specialty retailer of hunting, fishing, camping and related outdoor merchandise.  Heritage currently expects that Cabela’s will open its new, approximately 125,000 square foot location later this year.

Heritage also announced that it has entered into a joint venture for the construction of a new approximately 485,000 square foot development to be located in Riverhead, Long Island, New York.  The shopping center will be located on a busy retail corridor along the eastern end of the Long Island Expressway across from a Tanger outlet mall.  The joint venture is with Developers Realty Corporation, an Eastern U.S. developer located in West Hartford, Connecticut.  Heritage contributed approximately $31.5 million to the joint venture to enable it to purchase the 42 acre parcel on which the shopping center will be located.  The first phase of this project is expected to be anchored by Costco and completed in the first half of 2008.

DIVIDEND PAYMENT

On July 17, 2006, the Company paid its regular quarterly dividend of $0.525 per common share to shareholders of record on June 30, 2006.

NO EARNINGS GUIDANCE AND NO CONFERENCE CALL

The Company is not providing earnings guidance for the third quarter nor is it hosting a conference call to discuss its second quarter results due to the proposed merger with Centro.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger involving the Company and affiliates of The Centro Properties Group.  In connection with the transaction, the Company will file a definitive proxy statement with the SEC.  Stockholders are urged to read the definitive proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction.  The final proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge on the SEC’s Internet Web site, http://www.sec.gov. When available, the definitive proxy statement and other pertinent documents also may be obtained free of charge at the Company’s website, www.heritagerealty.com.

The Company and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions.  Information regarding the Company’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the definitive proxy statement relating to the proposed transactions, when it becomes available.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG.”  Heritage is one of the largest owners and operators of neighborhood and community shopping centers in the United States.  Heritage focuses on grocer-anchored shopping centers with multiple anchors.  Heritage is headquartered in Boston, Massachusetts and has an additional 15 regional offices located in the Eastern, Midwestern and Southwestern United States.  For more information about Heritage, please refer to Heritage’s website, www.heritagerealty.com.

A copy of Heritage’s second quarter 2006 “Supplemental Operating and Financial Data” is available on the Investor Relations section of the Company’s website at www.heritagerealty.com.  These materials are also available by written request to:

Investor Relations
Heritage Property Investment Trust, Inc.
131 Dartmouth St.
Boston, MA 02116

SAFE HARBOR LANGUAGE

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.  You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results.  Such factors include, among others, the following: the satisfaction of the conditions to consummate the merger with Centro, including the Company’s receipt of the requisite stockholder approval; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure of the merger to close for any other reason; and the amount of the costs, fees, expenses and charges related to the merger.  For further discussion of these and other factors that could impact the Company’s future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.  The forward-looking statements contained in this release represent the Company’s judgment as of the date of this release, and the Company cautions readers not to unduly rely on such statements.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Consolidated Balance Sheets
June 30, 2006 and December 31, 2005
(Unaudited and in thousands of dollars, except for share amounts)

	June 30, 2006	December 31, 2005
Assets
Real estate investments, net	$2,187,388	$2,305,402
Cash and cash equivalents	5,316	—
Accounts receivable, net of allowance for doubtful accounts of $11,637 in 2006 and $10,585 in 2005	54,287	54,077
Prepaids and other assets	35,717	30,219
Investments in unconsolidated joint ventures	5,428	5,211
Deferred financing and leasing costs	56,829	63,320
Total assets	$2,344,965	$2,458,229
Liabilities and Shareholders’ Equity
Liabilities:
Mortgage loans payable	$586,669	$630,819
Unsecured notes payable	448,574	449,964
Line of credit facility	231,000	328,000
Bridge loan payable	100,000	50,000
Accrued expenses and other liabilities	86,461	96,286
Accrued distributions	25,418	25,224
Total liabilities	1,478,122	1,580,293
Minority interests:
Exchangeable limited partnership units	15,207	17,125
Other minority interest	525	—
Total minority interests	$15,732	$17,125

Shareholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 47,819,727 and 47,385,995 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	48	47
Additional paid-in capital	1,180,324	1,174,855
Cumulative distributions in excess of net income	(336,849)	(309,219)
Unearned compensation	—	(3,672)
Other comprehensive income (loss)	7,588	(1,200)
Total shareholders’ equity	851,111	860,811
Total liabilities and shareholders’ equity	$2,344,965	$2,458,229

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Consolidated Statements of Operations

Six Months ended June 30, 2006 and 2005

(Unaudited and in thousands, except per-share data)

	Six months ended June 30,
	2006	2005
Revenue:
Rentals and recoveries	$170,601	$163,867
Interest, other, and joint venture fee income	1,319	1,853
Total revenue	171,920	165,720

Expenses:
Property operating expenses	23,070	24,402
Real estate taxes	27,256	23,979
Depreciation and amortization	52,929	46,391
Interest	45,014	40,281
General and administrative	15,362	18,226
Impairment loss	342	—
Total expenses	163,973	153,279
Income before gain on sale of marketable securities and land sales	7,947	12,441
Gain on sale of marketable securities	42	8
Gain on land sales	171	—
Income before minority interests	8,160	12,449
Equity in income from unconsolidated joint ventures	242	159
Income allocated to exchangeable limited partnership units	(347)	(109)
Income before discontinued operations	8,055	12,499
Discontinued Operations:
(Loss) income from discontinued operations	(4,121)	2,028
Gains on sales of discontinued operations	18,659	—
Income from discontinued operations	14,538	2,028
Net income attributable to common shareholders	$22,593	$14,527

Basic per-share data:
Income before discontinued operations	$0.17	$0.27
Income from discontinued operations	0.31	0.04
Income attributable to common shareholders	$0.48	$0.31
Weighted average common shares outstanding	47,391	46,791

Diluted per-share data:
Income before discontinued operations	$0.17	$0.27
Income from discontinued operations	0.30	0.04
Income attributable to common shareholders	$0.47	$0.31
Weighted average common and common equivalent shares outstanding	48,152	47,921

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Consolidated Statements of Operations

Three Months ended June 30, 2006 and 2005

(Unaudited and in thousands, except per-share data)

	Three months ended June 30,
	2006	2005
Revenue:
Rentals and recoveries	$84,519	$81,241
Interest, other, and joint venture fee income	364	475
Total revenue	84,883	81,716

Expenses:
Property operating expenses	10,908	10,690
Real estate taxes	13,882	12,130
Depreciation and amortization	25,559	23,573
Interest	22,252	20,126
General and administrative	7,764	14,962
Impairment loss	242	—
Total expenses	80,607	81,481
Income before gain on sale of marketable securities	4,276	235
Gain on sale of marketable securities	42	8
Income before minority interests	4,318	243
Equity in income from unconsolidated joint ventures	33	54
(Income) loss allocated to exchangeable limited partnership units	(307)	49
Income before discontinued operations	4,044	346
Discontinued Operations:
(Loss) income from discontinued operations	(3,742)	979
Gains on sales of discontinued operations	18,659	—
Income from discontinued operations	14,917	979
Net income attributable to common shareholders	$18,961	$1,325

Basic per-share data:
Income before discontinued operations	$0.09	$0.01
Income from discontinued operations	0.31	0.02
Income attributable to common shareholders	$0.40	$0.03
Weighted average common shares outstanding	47,451	46,880

Diluted per-share data:
Income before discontinued operations	$0.08	$0.01
Income from discontinued operations	0.31	0.02
Income attributable to common shareholders	$0.39	$0.03
Weighted average common and common equivalent shares outstanding	48,211	48,069

Heritage Property Investment Trust, Inc.
Calculation of Funds from Operations
(Unaudited and in thousands of dollars)

	Six months ended June 30,
	2006	2005
Net income	$22,593	$14,527
Add :
Depreciation and amortization (real-estate related):
Continuing operating	52,621	46,039
Discontinued Operations	1,167	2,307
Pro rata share of unconsolidated joint venture	193	63
Deduct:
Gains on sales of real estate investments	(18,659)	—
Funds from Operations	$57,919	$62,936

	Three months ended June 30,
	2006	2005
Net income	$18,961	$1,325
Add :
Depreciation and amortization (real-estate related):
Continuing operating	25,408	23,397
Discontinued Operations	315	1,149
Pro rata share of unconsolidated joint venture	129	55
Deduct:
Gains on sales of real estate investments	(18,659)	—
Funds from Operations	$26,154	$25,926

We calculate Funds from Operations in accordance with the best practices described in the April 2001 National Policy Bulletin of the National Association of Real Estate Investment Trusts, referred to as NAREIT, and NAREIT’s 1995 White Paper on Funds from Operations.  The White Paper defines Funds From Operations as net income (loss) (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from extraordinary items and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  Given the nature of our business as a real estate owner and operator, we believe that FFO is helpful to investors as a starting point in measuring our operational performance because it excludes various items included in net income that do not relate to, or are not indicative of, our operating performance, such as gains (or losses) from sales of real estate investments and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult.  However, FFO (i) should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our financial performance, (ii) is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and (iii) is not indicative of funds available to fund our cash needs, including our ability to make distributions.  Our computation of FFO may differ from the methodology utilized by other equity REITs to calculate FFO and, therefore, may not be comparable to other REITs.

Heritage Property Investment Trust, Inc.
Reconciliation of Net Operating Income
(Unaudited and in thousands of dollars)

	Six-months ended June 30,
	2006	2005
Net operating income—Same Property Portfolio	$115,277	$115,486
Add:
Net operating income—acquisitions	4,998	—
Net operating income—Total Portfolio	120,275	115,486
Add:
Interest, other, and joint venture fee income	1,319	1,853
Gain on sale of marketable securities	42	8
Gain on land sales	171	—
Equity in income from unconsolidated joint ventures	242	159
Income from discontinued operations	14,538	2,028
Deduct:
Depreciation and amortization	52,929	46,391
Interest	45,014	40,281
General and administrative	15,362	18,226
Impairment loss	342	—
Income allocated to exchangeable limited partnership units	347	109
Net income attributable to common shareholders	$22,593	$14,527

	Three-months ended June 30,
	2006	2005
Net operating income—Same Property Portfolio	$57,257	$58,421
Add:
Net operating income—acquisitions	2,472	—
Net operating income—Total Portfolio	59,729	58,421
Add:
Interest, other, and joint venture fee income	364	475
Gains on sale of marketable securities	42	8
Equity in income from unconsolidated joint ventures	33	54
Income from discontinued operations	14,917	979
Deduct:
Depreciation and amortization	25,559	23,573
Interest	22,252	20,126
General and administrative	7,764	14,962
Impairment loss	242	—
Income (loss) allocated to exchangeable limited partnership units	307	(49)
Net income attributable to common shareholders	$18,961	$1,325

Net operating income, or “NOI,” is a non-GAAP financial measure equal to net income available to common shareholders (the most directly comparable GAAP financial measure), plus accretion of redeemable equity, preferred stock distributions, minority interest in Bradley Operating Limited Partnership, net derivative losses (gains), losses (gains) on investments in securities, losses from prepayment of debt, general and administrative expense, depreciation and amortization, and interest expense, less income from discontinued operations, gains (losses) on sales of real estate investments and equipment and interest and other income.

We use NOI internally, and believe NOI provides useful information to investors, as a performance measure in evaluating the operating performance of our real estate assets.  This is because NOI reflects only those income and expense items that are incurred at the property level and excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations.  Our presentation of NOI may not be comparable to NOI reported by other REITs that define NOI differently.  We believe that in order to obtain a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements.  NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.